EXHIBIT 10.1
CONSULTING AGREEMENT
     This Consulting Agreement (this “Agreement”) is entered into as of September 25, 2008, by and between EZPAWN Nevada, Inc. (“Client”), and Craig McCall (“McCall”).
RECITALS
     WHEREAS, Client is in the pawn, consumer lending, and retail sales of used merchandise business, and Client, McCall and certain business entities owned by McCall have entered into an agreement under which the Client will purchase eleven pawnshops owned by Pawn Plus 1, LLC, Pawn Plus 2, LLC, Pawn Plus 3, LLC, Pawn Plus 4, LLC, Pawn Plus 5, LLC, Pawn Plus 6, LLC, Pawn Plus 7, LLC, Pawn Plus 8, LLC, The Pawn Place, Inc., and ASAP Pawn, LLC which are engaged in same or similar business as Client; and
     WHEREAS, Client desires to engage McCall for the purposes set forth in this Agreement; and
     WHEREAS, McCall desires to perform such services for Client under the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, representations, warranties, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, McCall and Client, intending to be legally bound, hereby agree as follows:
     1. Services. Client hereby engages McCall to provide advisory services related to acquisitions, real estate, construction, and government affairs for Client’s businesses and operations in the State of Nevada, as reasonably modified by Client from time to time. The advisory services (the “Services”) specifically include but are not limited to: providing guidance and counsel with respect to any pawnshops, pawn licenses, and other financial services businesses which Client may wish to acquire; coordinating relocations of stores and development of potential sites including identification, construction, licensing, and zoning; and coordinating government and regulatory affairs activities at the local, county, and state levels. The parties agree that McCall shall not be required to devote his full time and resources to the performance of the Services, but only such time as is commercially necessary to perform the Services, estimated by the parties to average approximately sixteen (16) hours per month.
     2. Compensation. McCall hereby accepts the engagement described in paragraph 1 above. As compensation for the Services, Client agrees to pay McCall an annual retainer fee of Two Hundred Thousand Dollars ($200,000.00), payable in quarterly installments of $50,000.00 each (the “Retainer”). In addition, the parties may mutually agree to certain success bonuses, paid to McCall in addition to the Retainer upon the achievement of certain goals specified by the parties.
     3. Term. This Agreement is expressly contingent upon and subject to the closing of the transaction contemplated by the purchase agreement referenced above and effective as of the date of such closing (“Effective Date”). The Initial Term of McCall’s engagement shall extend for a period of five years from the Effective Date of this Agreement. The parties, upon mutual written agreement, may extend the term beyond the Initial Term.
     4. Termination. This Agreement may be terminated prior to the last day of the Initial Term, or during any extension, as follows:
          (a) Termination by Mutual Consent. This Agreement may be terminated at any time by the written mutual consent of the Client and McCall.
          (b) Termination by the Client for Cause. This Agreement may be terminated by the Client at any time for Cause after delivery to McCall of a written notice specifying the conduct giving rise to the termination. McCall shall have 30 days after receipt of such written notice to cure. If McCall fails or is unable to cure within the 30 days, this Agreement shall immediately terminate. As used in this subparagraph 4(b) of the Agreement, the term “Cause” means any material breach of this Agreement including, but not limited to failure to provide the Services, or breach of any provision in paragraph 6, fraud, theft or gross malfeasance on the part of the McCall, including, without limitation, conduct of a felonious or criminal nature, conduct involving moral turpitude, embezzlement or misappropriation of assets. In the event of termination by Client for Cause, McCall will be paid only the portion of the Retainer that has accrued through the effective date of the termination.
          (c) Termination by McCall. This Agreement may be terminated by McCall at any time for Cause after delivery to Client of a written notice specifying the conduct giving rise to the termination. Client shall have 30 days after receipt of such written notice to cure. If Client fails or is unable to cure the breach within the 30 days, this Agreement shall immediately terminate. As used in this subparagraph 4(c) of the Agreement, the term “Cause” means any material breach of this Agreement by Client including, but not limited to the failure to pay the Retainer. In the event of termination by McCall for Cause, McCall will be paid the remaining portion of the Retainer as specified in paragraph 2 of this Agreement for the remainder of the Initial Term or any extension thereof.
          (d) Termination upon Death or Disability of McCall. This Agreement will be terminated immediately upon the death or permanent disability of McCall, as determined in good faith by the Client at such time as McCall becomes physically or mentally incapable of properly performing his duties under this Agreement and such incapacity will exist or can reasonably be expected to exist for a period of ninety days or more.
     5. Expenses. Client shall reimburse McCall for all reasonable out-of-pocket expenses incurred by McCall in connection with the performance of services under this Agreement including, but not limited to, expenses such as travel, meals, printing, copying, delivery and mailing. McCall shall provide Client a statement of expenses on a monthly basis, and Client shall reimburse McCall for such expenses within 15 days of Client’s receipt of the statement of expenses.
     6. Confidentiality, Non-Disclosure, and Other Covenants.
          (a) Detrimental Statements. McCall will not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the goodwill of the Client.

          (b) Covenant of Confidentiality. McCall recognizes and acknowledges that he will be provided access to confidential information and trade secrets of Client, and other entities doing business with Client relating to technical information, information of a business nature, including but not limited to past, present or future business policies, budgets, projections, business plans, business and governmental relations strategies, costs, profits, market shares, sales, customer and employee lists, organizational structure, operating performance, and other proprietary research, development, marketing, financial, and business-related information or activities of Client or may discover, conceive, perfect, or develop, solely or jointly with others, other confidential marketing, customer, financial, and business information or strategies of Client (hereinafter “Confidential Information”). Such Confidential Information constitutes valuable, special, and unique property of Client, and/or other entities doing business with Client. In consideration of such access to Confidential Information, McCall will not, during or after the term of this Agreement, make any use of, or disclose any of such Confidential Information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as is generally available to the public or as specifically allowed in writing by an authorized representative of Client. Further, McCall may disclose Confidential Information if such disclosure is required by applicable law, rule or regulation or if in response to an order or request from a court, or other governmental agency or regulatory commission to disclose such Confidential Information; provided, however, that before making such disclosure, McCall shall first give Client prompt and reasonable notice of such request to afford Client the opportunity to object to the order or request, and/or to obtain, at Client’s sole expense, a protective order covering the Confidential Information to be disclosed. This subsection (b) will indefinitely survive the expiration or termination of this Agreement.
          (c) Return of Confidential Information. Upon the expiration of the term or termination of this Agreement, McCall will surrender to Client all tangible Confidential Information in the possession of, or under the control of, McCall, including, but without limitation, the originals and all copies of all software, drawings, manuals, letters, notes, notebooks, reports, and all other media, material, and records of any kind, and all copies thereof pertaining to Confidential Information acquired or developed by McCall during the term of this Agreement (including the period preceding the Effective Date). McCall further agrees that upon termination of this Agreement, for any reason, and at the request of Client, McCall shall make himself available and shall meet with representatives of Client. At such meeting, McCall shall fully disclose and deliver any of the above described materials in McCall’s possession and, at Client’s request, shall execute any and all documents reasonably necessary to ensure and verify compliance with this Section 6.
          (d) Covenant Not to Compete. As an ancillary covenant to the terms and conditions set forth elsewhere in this Agreement, and in particular the covenants set forth in subsections (b) and (c) above, and in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration received and to be received, McCall will not, directly or indirectly, own or become employed by, lease real property (except any such property formerly leased by and voluntarily vacated by Client) to, provide financing for, invest, or otherwise provide consulting services to, any person, business, or entity engaged or planning to become engaged in the pawn business, retail sale of used or secondhand merchandise or jewelry, auto title loans, deferred deposit loans, or any business competitive with Client prior to the date of termination of this Agreement in the state of Nevada. McCall understands that the Client and its affiliates have plans to expand the scope of their activities and the geographic area of operations of Client and its affiliates in the near future with the direct involvement of McCall; therefore, McCall agrees that the limitations as to time, geographical area, and scope of activity contained in this covenant do not impose a greater restraint than is necessary to protect the goodwill and other business interests of

Client, and are therefore reasonable. If any provision of this covenant is found to be invalid in part or in whole, Client may elect, but shall not be required, to have such provision reformed, whether as to time, area covered, or otherwise, as and to the extent required for its validity under applicable law and, as so reformed, such provision shall be enforceable. Notwithstanding anything herein to the contrary, this subparagraph 6(d) specifically excludes: (i) McCall’s existing business engaged in the sale and financing of used motor vehicles in Nevada; (ii) pawnshops operated in Arizona and Oregon, and the involvement of Pawn Shop Management LLC, a Nevada limited liability company, therewith; and (iii) McCall’s position as a member of the Board of Directors and minority investor in a bank chartered in the State of Nevada.
          (e) Non-Solicitation. McCall will not induce, or attempt to induce, any employee or independent contractor of Client or Client’s affiliates to cease such employment or contractual relationship with Client. McCall furthermore agrees that in the event an employee or independent contractor terminates their employment or contractual relationship with Client or Client’s Affiliates, or such employee or independent contractor is terminated by Client or Client’s Affiliates, McCall, without the prior written consent of Client or Client’s Affiliate, which consent shall not be unreasonably withheld, will not, directly or indirectly, offer employment to, employ or otherwise enter into any agreement or contract (whether written or oral) for the services of such employee or independent contractor.
          (f) Right to Injunctive Relief. McCall acknowledges that a violation or attempted violation on his part of any agreement in this Section 6 will cause irreparable damage to the Client and its affiliates, and accordingly McCall agrees that the Client shall be entitled as a manner of right to an injunction restraining any violation or further violation of such agreements by McCall; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies the Client may have. The existence of any claim of McCall, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Client of the agreements contained in this Section 6.
          (g) Duration. The provisions of subparagraph (a), (d), and (e) of this paragraph 6 shall remain in full force and effect and survive for the latter of either (1) one year beyond the termination of the Agreement, regardless of the reason for termination; or (2) if the Initial Term is extended as provided in paragraph 3, for one year following the expiration or termination of this Agreement for any reason.
     7. Relationship of the Parties. Nothing contained in this Agreement, nor any action taken by either party pursuant to this Agreement, is intended or shall be construed to create or establish any agency, partnership, joint venture, or employer/employee relationship between the parties, and neither party hereto has any authority, nor shall either party imply it has any authority, to act for, in any manner bind, acquire any rights as an employee of, or to incur any obligations on behalf of or in the name of the other party. McCall is an independent contractor in all respects and for all purposes under this Agreement, and no employee or subcontractor of McCall shall be deemed to be the servant, employee, or agent of Client for any purpose whatsoever hereunder. The parties hereto acknowledge and agree that nothing contained herein creates any fiduciary duties between the parties, and McCall may, without limitation, perform similar Services to any and all parties other than Client, provided that the performance of any such Services do not otherwise violate McCall’s covenants and obligations under Section 6 of this Agreement.

     8. Miscellaneous.
          (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA. THE VENUE OF ANY LAWSUIT OR OTHER ACTION BASED UPON THIS AGREEMENT SHALL BE IN CLARK COUNTY, NEVADA.
          (b) Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that this Agreement does not supersede or terminate the obligations and assignments of McCall arising under any separate assignment and nondisclosure agreement (however styled) that may have been, or may be, entered into between the Client and McCall. This Agreement may be amended or modified only in writing.
          (c) Notices. Any notice or other communication hereunder must be in writing to be effective and shall be deemed to have been given either (1) when personally delivered to McCall or the Client; (2) if mailed, on the third day after it is enclosed in an envelope and sent certified mail/return receipt requested in the United States mail; or (3) if by telephonic facsimile communication, with proof of successful transmission. Any notice delivered by telephonic facsimile communication shall be deemed effective the same day it is transmitted if by 5:00 p.m. Austin, Texas time and the following day if after 5:00 p.m. Austin, Texas time. Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective. The address for each party for notices hereunder is as follows:
Craig McCall
3010 S. Valley View Boulevard
Las Vegas, NV 89102
Fax: (702) 248-9087
With a copy to:
Marquis & Aurbach
Attn: Phillip S. Aurbach, Esq.
10001 Park Run Drive
Las Vegas, NV 89145
Fax: (702) 382-5816
EZPAWN Nevada, Inc.
1901 Capital Parkway
Austin, TX 78746
Attention: Connie Kondik, General Counsel
Fax: (512) 314-3463
          (d) Attorney’s Fees. In the event that either party is required to obtain the services of an attorney in order to enforce any right or obligation hereunder, the prevailing party shall be entitled to recover reasonable attorney’s fees and court costs from the other party.

          (e) Assignability; Binding Nature. This Agreement is binding upon the Client and McCall and their respective successors, heirs, and assigns. The rights and obligations of the Client hereunder may not be assigned without the written consent of McCall, which consent shall not be unreasonably withheld.
          (f) Headings. The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.
          (g) Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable, or void, so that both the Client and McCall would be relieved of all obligations arising under such provision, it is the agreement of the Client and McCall that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If such amendment is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted therefor. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance by both the Client and McCall, then the remainder shall be enforced to the extent permitted by law.
          (h) McCall’s Representations. McCall represents and warrants that he is free to enter into this Agreement and to perform the terms and covenants contained herein. McCall represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of any other agreement between McCall and any other person or entity.
          (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be part of the same instrument.
          (j) No Third Party Beneficiary. This Agreement is for the benefit of the parties hereto and confers no rights, benefits or causes of action in favor of any other third parties or entities.
Executed as of the date first set forth above by:

EZPAWN Nevada, Inc.		Craig McCall

By:
Name:
Title: